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                             SHAREHOLDER AGREEMENT

                                  by and among

                       INTERSTATE BAKERIES CORPORATION,

                            RALSTON PURINA COMPANY

                                     and

                             VCS HOLDING COMPANY




                             Dated July 22, 1995


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                                TABLE OF CONTENTS

                                                                 Page


ARTICLE I       DEFINITIONS                                         1
Section 1.1     Affiliate.                                          1
Section 1.2     Applicable Acceptance Period.                       1
Section 1.3     Associate.                                          1
Section 1.4     Business Day.                                       1
Section 1.5     CBC.                                                2
Section 1.6     Closing.                                            2
Section 1.7     Control.                                            2
Section 1.8     Demand Notice.                                      2
Section 1.9     Demand Registration.                                2
Section 1.10    Exchange Act.                                       2
Section 1.11    First Offer.                                        2
Section 1.12    First Registration Rights Agreement.                2
Section 1.13    Group.                                              2
Section 1.14    IBC.                                                2
Section 1.15    IBC Call.                                           2
Section 1.16    IBC Equity.                                         2
Section 1.17    IBC Indemnified Party.                              2
Section 1.18    IBC Market Price.                                   2
Section 1.19    IBC Stock.                                          3
Section 1.20    IBC Securities.                                     3
Section 1.21    Incidental Notice.                                  3
Section 1.22    Loss.                                               3
Section 1.23    Marketable Number.                                  3
Section 1.24    Notice of Exercise.                                 3
Section 1.25    Notice of Intention.                                3
Section 1.26    Offered Shares.                                     3
Section 1.27    Person.                                             3
Section 1.28    Purchase Agreement.                                 4
Section 1.29    RAL Stock.                                          4
Section 1.30    Ralston.                                            4
Section 1.31    Ralston Indemnified Party.                          4
Section 1.32    Registration Statement.                             4
Section 1.33    RPC.                                                4
Section 1.34    SEC.                                                4
Section 1.35    Securities Act.                                     4
Section 1.36    Securities Exchange Act.                            4
Section 1.37    Transfer.                                           4
Section 1.38    VCS.                                                4

ARTICLE II      STANDSTILL AND VOTING PROVISIONS                    4
Section 2.1     Standstill Covenants.                               4
Section 2.2     Issuance of IBC Securities.                         6
Section 2.3     Voting of IBC Equity.                               6

ARTICLE III     TRANSFERS OF IBC EQUITY                             6
Section 3.1     Restrictions on Transfer.                           6
Section 3.2     Exceptions to Restrictions.                         6
Section 3.3     Other Transfers.                                    7
Section 3.4     Improper Transfer.                                  7
Section 3.5     Restrictive Legend.                                 7

ARTICLE IV      RIGHT OF FIRST OFFER                                9
Section 4.1     Sales by Ralston.                                   9
Section 4.2     Purchase of the Offered Shares.                     9
Section 4.3     Waiting Period with Respect to Subsequent
                  Transfers.                                        9

ARTICLE V       REGISTRATION                                       10
Section 5.1     Demand registration.                               10
Section 5.2     Delay of Demand Registration.                      11
Section 5.3     Incidental Registration.                           12
Section 5.4     Delay of Incidental Registration.                  13
Section 5.5     Third Party Registration Rights.                   13

ARTICLE VI      REGISTRATION EXPENSES                              13
Section 6.1     Registration Expenses.                             13

ARTICLE VII     REGISTRATION PROCEDURE                             14
Section 7.1     Ralston Information.                               14
Section 7.2     Compliance.                                        14
Section 7.3     Provision of Prospectuses.                         15
Section 7.4     Blue Sky Compliance.                               15
Section 7.5     Maintenance of Effectiveness.                      15
Section 7.6     Listing of IBC Equity.                             15
Section 7.7     Stop-Orders.                                       16

ARTICLE VIII    INDEMNIFICATION AND CONTRIBUTION                   16
Section 8.1     Indemnification.                                   16
Section 8.2     Contribution.                                      18

ARTICLE IX      CALL RIGHTS                                        19
Section 9.1     IBC Call.                                          19

ARTICLE X       ADDITIONAL COVENANTS                               20
Section 10.1    Maintain Listing or Quotation.                     20
Section 10.2    Board of Directors.                                20
Section 10.3    No Inconsistent Agreements.                        20
Section 10.4    Preferred Stock.                                   20
Section 10.5    Rule 144 and 144A.                                 20
Section 10.6    Maximum Allowed Ownership of IBC Securities.       21

ARTICLE XI      MISCELLANEOUS                                      21
Section 11.1    Entire Agreement.                                  21
Section 11.2    Headings and Captions.                             21
Section 11.3    Choice of Law.                                     21
Section 11.4    Venue.                                             21
Section 11.5    Notices.                                           21
Section 11.6    Amendments.                                        22
Section 11.7    Extended Meanings.                                 22
Section 11.8    Assignments.                                       22
Section 11.9    Severability.                                      22
Section 11.10   Counterparts.                                      23
Section 11.11   Remedies Cumulative.                               23
Section 11.12   Binding Agreement.                                 23
Section 11.13	Recapitalizations, Exchanges, Etc.,
                  Affecting IBC Securities.                        23
Section 11.14   Other Agreements.                                  23
Section 11.15   Term., Effectiveness.                              23
Section 11.16   Enforcement.                                       23
Section 11.17   Confidentiality.                                   24
Section 11.18   Fiduciary Accounts.                                24




                         SHAREHOLDER AGREEMENT
                         ---------------------

     THIS SHAREHOLDER AGREEMENT dated July 22, 1995 (the "Agreement"), is made by and among INTERSTATE BAKERIES CORPORATION, a Delaware corporation ("IBC"), RALSTON PURINA COMPANY, a Missouri corporation ("RPC") and VCS HOLDING COMPANY, a Delaware corporation and a wholly-owned subsidiary of RPC ("VCS") (RPC, VCS and any of their Affiliates (as defined below) which own IBC Equity (as defined below) are collectively referred to as "Ralston").

     WHEREAS, pursuant to that certain Sale and Purchase Agreement dated as of April 12, 1995 (the "Purchase Agreement") by and among IBC, RPC, VCS and CONTINENTAL BAKING COMPANY, a Delaware corporation and wholly-owned subsidiary of VCS ("CBC"), IBC acquired all of the outstanding shares of capital stock of CBC, par value $100 per share, from VCS in exchange for cash in the amount of $220,000,000 and 16,923,077 shares of IBC Stock (as defined below); and

     WHEREAS, the parties hereto desire to enter into this Agreement to provide for certain rights and restrictions with respect to the shares of IBC Equity.

     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, each of IBC and Ralston agree as follows:


                                 ARTICLE I
                                DEFINITIONS
                                -----------

     As used in this Agreement, and unless the context requires a different meaning, the following terms (whether used in the singular or plural) have the meanings indicated. Any term used and not defined herein has the meaning set forth in the Purchase Agreement.

     Section 1.1 Affiliate. An "Affiliate" of a Person, means any other Person that directly or indirectly through one or more intermediaries Controls, is controlled by or is under common control with such Person. When used in this Agreement with respect to IBC, the term applies only to other Persons that are Affiliates, as so defined, as of the date of this Agreement.

     Section 1.2 Applicable Acceptance Period.  "Applicable
Acceptance Period" has the meaning set forth in Section 4.1(c) of this Agreement.

     Section 1.3 Associate. An "Associate" of a Person, means any of such Person's directors, officers, shareholders, representatives, trustees, employees, attorneys, advisors, or agents.

     Section 1.4 Business Day. "Business Day" means any day other than a Saturday, Sunday or legal holiday for commercial banks in Kansas City, Missouri.

     Section 1.5 CBC. "CBC" has the meaning set forth above in the recitals to this Agreement.

     Section 1.6 Closing. "Closing" means the closing of the transactions contemplated by the Purchase Agreement.

     Section 1.7 Control.  "Control" (including the terms
"controlling," "controlled by" and "under common control with") means the possession of the power, directly or indirectly, (a) to elect a majority of the board of directors (or equivalent governing body) of the entity in question; or (b) to direct or cause the direction of the management and policies of or with respect to the entity or assets in question, whether through ownership of securities, by contract or otherwise.

     Section 1.8 Demand Notice. "Demand Notice" has the meaning set forth in Section 5.1 of this Agreement.

     Section 1.9 Demand Registration. "Demand Registration" has the meaning set forth in Section 5.1 of this Agreement.

     Section 1.10 Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     Section 1.11 First Offer. "First Offer" has the meaning set forth in Section 4.1(a) of this Agreement.

     Section 1.12 First Registration Rights Agreement.  "First
Registration Rights Agreement" has the meaning set forth in Section 5.5 of this Agreement.

     Section 1.13 Group. "Group" means any group of Persons within the meaning of Section 13(d)(3) of the Exchange Act.

     Section 1.14 IBC. "IBC" has the meaning set forth above in the recitals to this Agreement.

     Section 1.15 IBC Call. "IBC Call" means the right of IBC to acquire certain IBC Equity pursuant to Section 9.1(a) of this Agreement.

     Section 1.16 IBC Equity. "IBC Equity" means shares of IBC Stock acquired by Ralston at the Closing and any other IBC Securities owned, beneficially or of record, by Ralston at any time during the term of this Agreement.

     Section 1.17 IBC Indemnified Party. "IBC Indemnified Party" has the meaning set forth in Section 8.1(a) of this Agreement.

     Section 1.18 IBC Market Price. "IBC Market Price" means the average of the closing sale prices of the class of IBC Securities being valued on the New York Stock Exchange or if such IBC Securities are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system of the principal national securities exchange on which the security is listed or admitted to trading, for the twenty (20) trading days which end on the day immediately prior to the date of the (i) Notice of Exercise delivered pursuant to an IBC Call; (ii) Notice of Intention; (iii) Demand Notice; or (iv) Incidental Notice, as the case may be. If the IBC Securities are not listed or admitted to trading on any national securities exchange, the IBC Market Price means the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, for the twenty (20) trading days which end on the day immediately prior to such date, or, if on any such trading day such IBC Securities are not quoted by any such organization, the average of the closing bid and asked prices as furnished by two professional market makers making a market in such securities, one selected in good faith by the board of directors of IBC and the other selected in good faith by Ralston.
If the IBC Securities are not publicly held or so listed or publicly traded, IBC Market Price means the cash price at which a willing seller would sell and a willing buyer would buy such securities in an arm's-length negotiated transaction without undue time restraints, as determined in good faith by, an investment banking firm selected by agreement between IBC and Ralston

     Section 1.19 IBC Stock. "IBC Stock" means the $.01 par value common stock of IBC.

     Section 1.20 IBC Securities. "IBC Securities" means any voting securities of IBC or its affiliates, including any securities convertible into or exercisable or exchangeable for any voting securities of IBC.

     Section 1.21 Incidental Notice. "Incidental Notice" has the meaning set forth in Section 5.3(a) of this Agreement.

     Section 1.22 Loss.  "Loss" has the meaning set forth in
Section 8.1(a)(i) of this Agreement.

     Section 1.23 Marketable Number. "Marketable Number" has the meaning set forth in Section 5.3(b) of this Agreement.

     Section 1.24 Notice of Exercise. "Notice of Exercise" has the meaning set forth in Section 4.1(c) of this Agreement.

     Section 1.25 Notice of Intention. "Notice of Intention" has the meaning set forth in Section 4.1(b) of this Agreement.

     Section 1.26 Offered Shares. "Offered Shares" has the meaning set forth in Section 4.1(b) of this Agreement.

     Section 1.27 Person. "Person" means an individual, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

     Section 1.28 Purchase Agreement. "Purchase Agreement" has the meaning set forth above in the recitals to this Agreement.

     Section 1.29 RAL Stock.  "RAL Stock" means RPC's Ralston-Ralston
Purina Group Common Stock, $.10 par value per share, or any such other class of common stock of RPC at any time outstanding.

     Section 1.30 Ralston. "Ralston" has the meaning set forth above in the recitals to this Agreement.

     Section 1.31 Ralston Indemnified Party. "Ralston Indemnified Party" has the meaning set forth in Section 8.1(b) of this Agreement.

     Section 1.32 Registration Statement. "Registration Statement' means any registration statement or comparable document under Section 5 of the Securities Act through which a public sale or disposition of IBC Securities may be registered other than a registration statement (a) relating to an Employee Benefit Plan or similar plan, or a business combination; or
(b) on any form that is not available for a secondary offering.

     Section 1.33 RPC. "RPC" has the meaning set forth above in the recitals to this Agreement.

     Section 1.34 SEC.  "SEC" means the Securities and Exchange
Commission or other federal agency at the time administering the Securities Act, the Exchange Act or any successor acts thereto.

     Section 1.35 Securities Act.  "Securities Act" means the
Securities Act of 1933, as amended, and the rules and regulations thereunder.

     Section 1.36 Securities Exchange Act. "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     Section 1.37 Transfer. "Transfer" with respect to all or any part of the IBC Equity means to directly or indirectly (whether or not through an underwriter) offer, sell, convey, distribute, transfer (by merger or otherwise), assign, devise, exchange, encumber, gift, pledge, hypothecate or otherwise dispose of such IBC Equity.

     Section 1.38 VCS. "VCS" has the meaning set forth above in the recitals to this Agreement.

                                 ARTICLE II
                      STANDSTILL AND VOTING PROVISIONS
                      --------------------------------

     Section 2.1 Standstill Covenants. Unless specifically requested or permitted in writing in advance by the Chairman of the Board of IBC or unless otherwise permitted in this Agreement, Ralston agrees that until the sixth anniversary date of this Agreement, it will not, directly or indirectly:

          (a) acquire, offer to acquire, or agree to acquire by purchase or otherwise, any IBC Securities except as a result of a stock split, stock dividend or similar recapitalization by IBC;

          (b) except in the ordinary course of business, acquire, offer to acquire, or agree to acquire by purchase or otherwise, any assets of IBC;

          (c) initiate, solicit, propose, seek to effect or negotiate, alone or with any other Person, (i) any form of business combination transaction involving IBC or any Affiliate thereof, or
(ii) any restructuring, recapitalization or similar transaction with respect to IBC or any Affiliate thereof;

          (d) initiate, solicit, propose, seek to effect, negotiate, or announce an intent to make, alone or with any other Person, any tender offer, exchange offer, merger, consolidation or share exchange for any IBC Securities, or disclose an intent, purpose, plan or proposal with respect to IBC, any of its Affiliates or any IBC Securities inconsistent with the provisions of this Agreement;

          (e) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to IBC or any of its Affiliates or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange
Act) involving IBC or any of its Affiliates;

          (f) initiate, solicit, or propose the approval of one or more shareholder proposals with respect to IBC or any of its Affiliates or induce or attempt to induce any other Person to initiate any such shareholder proposal;

          (g) form, join or in any way participate in a Group with respect to the IBC Securities;

          (h) except as expressly provided herein, seek election to or seek to place a representative on the board of directors of IBC or any of its affiliates or seek the removal of any member of the board of directors of IBC or any of its Affiliates;

          (i) except for participation on the board of directors of IBC, act in concert with any other Person to seek to affect the management or board of directors of IBC or any of its Affiliates or the business, operations or affairs of IBC or any of its Affiliates;

          (j) call or seek to have called any meeting of the shareholders of IBC or any of its Affiliates;

          (k) disclose to any third party or in any filing with any governmental authority any intention, plan or arrangement inconsistent with any of the foregoing or with the restrictions on transfer set forth in this Agreement; or

          (l) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing, or advise, assist, encourage or influence any other Person to take any action with respect to any of the foregoing.

     Section 2.2 Issuance of IBC Securities. Notwithstanding anything in Section 2.1 herein, during the term of this Agreement, if IBC issues any IBC Securities in a public offering (other than a public offering of Ralston's IBC Equity) or as consideration in an acquisition, Ralston may purchase in one or more open market transactions or otherwise that number of shares necessary to bring its percentage of ownership in IBC to the same level as immediately prior to such offering or acquisition; provided, however, that Ralston must still comply with the provisions of Section 10.6.

     Section 2.3 Voting of IBC Equity. Ralston agrees that during the term of this Agreement, with respect to the election of directors of IBC, each class of IBC Equity owned by Ralston shall be voted (i) "for" the nominees recommended by the Board of Directors of IBC, provided IBC is in compliance with the terms of Section 10.2 of this Agreement, (ii) in accordance with the recommendation of the Board of Directors of IBC on each proposal of a security holder pursuant to Rule 14a-8 under the Securities Exchange Act, so long as the subject matter of such proposal does not fall within the proviso hereto, and, (iii) with respect to all other matters requiring a vote of the IBC Equity, "for" any proposal in the same proportion as the votes cast "for" such proposal by the holders of the IBC Securities of the same class (excluding the IBC Equity owned by Ralston), and "against" any proposal in the same proportion as the votes cast "against" such proposal by the holders of each such class of IBC Securities (excluding the IBC Equity owned by Ralston) and that with respect to broker non-votes and abstentions, each class of IBC Equity owned by Ralston will be voted in the same proportion as votes deemed "for," "against" or "abstain," giving the effect to broker non-votes and abstentions as required under the laws and rules then applicable; provided, however, that Ralston shall retain the right to vote its IBC Equity in any manner it sees fit with respect to any proposals for (1) the merger of IBC or any subsidiary of IBC with or into any other corporation, (2) the sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of IBC and all of its subsidiaries taken together as a single business, or (3) the creation of any other class of stock with voting rights. The provisions of this Section 2.3 shall apply to both the casting of votes at meetings of shareholders and execution of actions by written consent.

                                ARTICLE III
                          TRANSFERS OF IBC EQUITY
                          -----------------------

     Section 3.1 Restrictions on Transfer. During the term of this Agreement, Ralston agrees that it will not, and it will cause each of its Affiliates who acquire IBC Equity pursuant to Sections 3.2(c) or 3.3(c) of this Agreement not to, Transfer any IBC Equity, except as permitted by or in accordance with this Agreement.

     Section 3.2 Exceptions to Restrictions. Subject to all applicable laws, the restrictions on Transfer set forth in Section 3.1 hereof shall not apply to any of the following:

          (a) a Transfer of some or all of the IBC Equity pro rata to all of the holders of the RAL Stock as a dividend or distribution or similar transaction;

          (b) a Transfer of some or all of the IBC Equity to an Affiliate of Ralston, provided that such Affiliate shall agree to the provisions of this Agreement and Ralston will remain liable for the performance by such Affiliate of its obligations under this Agreement;

          (c) a Transfer of some or all of the IBC Equity in accordance with Section 5.3 of this Agreement;

          (d) a Transfer of some or all of the IBC Equity in any tender offer, self-tender, exchange offer, going private transaction or other transaction involving a Transfer which is recommended to shareholders of IBC by the board of directors of IBC;

          (e) a Transfer of some or all of the IBC Equity in accordance with Section 5.1 of this Agreement; and

          (f) a Transfer of some or all of the IBC Equity allowed under Rule 144 of the Securities Act.

     Section 3.3 Other Transfers.  In the event Ralston desires to
Transfer the IBC Equity in a manner not specifically permitted under Sections
3.2 of this Agreement, Ralston may submit a written Notice of Intention (as defined in Section 4.1 hereof) to IBC. In the event IBC declines to purchase the IBC Equity described in the Notice of Intention, and if, in the sole and absolute discretion of IBC, the Chairman of the Board of IBC notifies Ralston in writing that such Transfer may occur, the Transfer may proceed strictly in accordance with Ralston's Notice of Intention and with any terms and conditions imposed by IBC on such Transfer and the transferee.

     Section 3.4 Improper Transfer. Any attempt to Transfer any shares of IBC Equity during the term of this Agreement not in accordance with this Agreement will be null and void and IBC will not give nor permit the transfer agent of IBC to give any effect to such attempted Transfer in its stock records.

     Section 3.5 Restrictive Legend.

          (a) A copy of this Agreement will be filed with the Secretary of IBC and kept with the records of IBC. All certificates representing shares of IBC Equity hereafter issued to or acquired by Ralston, if applicable, (or, if applicable, its successors in a Transfer pursuant to Section 3.3) will bear the following legend noted conspicuously on such certificates:

     THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN
     ACQUIRED FOR DIVESTMENT ONLY, AND MAY NOT BE OFFERED,
     SOLD, TRANSFERRED (BY MERGER OR OTHERWISE) ASSIGNED,
     DEVISED, EXCHANGED, GIFTED, PLEDGED, HYPOTHECATED OR
     OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED
     UNDER THE SECURITIES ACT OF 1933,
     AS AMENDED (THE "ACT") AND ANY APPLICABLE STATE
     SECURITIES LAWS OR UNLESS SUCH TRANSFER IS EXEMPT FROM
     REGISTRATION, AND AN ACCEPTABLE OPINION OF COUNSEL IS
     DELIVERED TO IBC WITH REGARD TO SUCH EXEMPTION, OR IS
     OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH STATE
     SECURITIES LAWS.

     THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDER AGREEMENT, DATED JULY 22, 1995. NO TRANSFER OF THESE SHARES WILL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH SHAREHOLDER AGREEMENT HAVE BEEN COMPLIED WITH IN FULL AND NO PERSON MAY REQUEST INTERSTATE BAKERIES CORPORATION TO RECORD THE TRANSFER OF ANY SHARES IF SUCH TRANSFER IS IN VIOLATION OF SUCH SHAREHOLDER AGREEMENT. A COPY OF THE SHAREHOLDER AGREEMENT IS ON FILE AT THE EXECUTIVE OFFICES OF INTERSTATE BAKERIES CORPORATION AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST. THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON VOTING PROVIDED FOR IN THE SHAREHOLDER AGREEMENT AND NO VOTE OF SUCH SHARES THAT CONTRAVENES THE SHAREHOLDER AGREEMENT SHALL BE EFFECTIVE.

          (b) Until such time as the IBC Equity has been registered pursuant to a registration statement under the Securities Act or sold pursuant to Rule 144 of the Securities Act, the certificates representing IBC Equity (including, without limitation, all certificates issued upon Transfer or in exchange thereof or substitution therefor) will also bear any legend required under any other applicable laws, including state securities or blue sky laws.

          (c) IBC may make a notation on its records or give stop-transfer instructions to any transfer agents or registrars for the IBC Equity in order to implement the restrictions set forth in this
Article III hereof

          (d) In the event Ralston acquires any other or additional IBC Securities, Ralston will submit all certificates representing such IBC Securities to IBC so that the legend or legends required by this
Section 3.5 may be placed thereon.

                               ARTICLE IV
                          RIGHT OF FIRST OFFER
                          --------------------

     Section 4.1 Sales by Ralston.

          (a) Except for Transfers permitted by Section 3.2(a), (b) or (e), during the term of this Agreement, Ralston shall not sell any shares of IBC Equity to any Person unless it has first made an offer (the "First Offer") to sell such shares to IBC in accordance with this
Article IV and such First Offer shall have been rejected or not accepted within the Applicable Acceptance Period (as hereinafter defined).

          (b) The First Offer to IBC shall be set forth in the form of a notice made in writing (the "Notice of Intention") to IBC setting forth (i) Ralston's desire to make a sale; and (ii) the number of shares of IBC Equity proposed to be sold (the "Offered Shares").

          (c) Upon receipt of the Notice of Intention, IBC will have the right to purchase the Offered Shares at the IBC Market Price, exercisable by the delivery of an acceptance in the form of a notice in writing to Ralston by IBC (the "Notice of Exercise") at any time within twenty (20) calendar days from the date of receipt of the Notice of Intention (the "Applicable Acceptance Period"). The right of IBC to purchase IBC Equity will terminate if such Notice of Exercise is not delivered within Applicable Acceptance Period. IBC may assign its right to purchase the Offered Shares pursuant to a specific Notice of Intention, once received by IBC, to any Person, but may not otherwise assign its rights under this Article IV.

          (d) In the event that IBC exercises its right to purchase the Offered Shares in accordance with Section 4.1(c) hereof, then Ralston must sell the Offered Shares to IBC at the IBC Market Price within twenty (20) days from the date of receipt of the Notice of Exercise delivered by IBC, subject to receipt of any required material third-party or governmental approvals, compliance with applicable laws and the absence of any injunction or similar legal order preventing such transaction.

     Section 4.2 Purchase of the Offered Shares. In the event IBC rejects the First Offer or fails to deliver a Notice of Exercise within the Applicable Acceptance Period, then Ralston may (a) proceed with the Transfer pursuant to Articles V, VI, VII and VIII hereof, if applicable, or
(b) otherwise sell such Offered Shares to transferees who agree to be bound by the terms and conditions of this Agreement, in the case of a rejection, within ninety (90) days after the delivery of such rejection or, in the case of a failure to deliver a Notice of Exercise, within ninety (90) days after the expiration of the Applicable Acceptance Period, subject to the other terms and conditions of this Agreement

    Section 4.3 Waiting Period with Respect to Subsequent Transfers.
In the event that IBC' does not deliver a Notice of Exercise within the Applicable Acceptance Period and Ralston does not sell the Offered Shares, then Ralston may not offer to sell any additional IBC Equity (other than the Offered Shares) for a period of ninety (90) days from the expiration of the Applicable Acceptance Period.

                                ARTICLE V
                              REGISTRATION
                              ------------

     Section 5.1 Demand registration.

          (a) During the term of this Agreement, upon Ralston's written request specifying the intended manner of disposition (a "Demand Notice"), IBC will use its best efforts to prepare and file with the SEC, as expeditiously as possible, a Registration Statement on an available form for which IBC then qualifies and which legal counsel for IBC deems appropriate and which form is available for the sale of IBC Equity in accordance with the intended method of distribution thereof to permit an offering of some or all of the shares of IBC Equity then held by Ralston and use its best efforts to cause such registration statement to become effective (a "Demand Registration"); provided, however, that with respect to proposed dispositions of IBC Equity to shareholders of Ralston, Ralston and IBC will cooperate and use their respective reasonable best efforts to obtain a "no-action letter" from the SEC allowing such dispositions without registration.

          (b) A Demand Registration will not be deemed to have occurred until it has become effective under the Securities Act (unless Ralston delivers a Demand Notice and subsequently withdraws the Demand Notice, in which case such a Demand Registration will be deemed to have occurred unless Ralston agrees to pay all reasonable out-of-pocket expenses associated with such registration actually incurred by IBC); provided, however, that if, after a Demand Registration has become effective, the offering of IBC Equity pursuant to such Demand Registration is prohibited by any stop-order, injunction or other order or requirement of the SEC or other governmental agency or court, such Demand Registration will be deemed not to have occurred (unless such prohibition on the sale of the IBC Equity is based on actions or omissions of Ralston, in which case such a Demand Registration will be deemed to have occurred unless Ralston agrees to pay all reasonable out-of-pocket expenses associated with such registration actually incurred by IBC).

          (c) IBC will only be obligated to effect a total of five
(5) Demand Registrations under Section 5.1 hereof and shall not be obligated under Section 5.1 hereof to effect more than one (1) Demand Registration in any twelve-month period (except that during each of the twelve-month periods commencing on the date hereof and on the fourth anniversary of this Agreement, Ralston shall be entitled to request up to two (2) Demand Registrations); provided, however, that IBC will not be required to register, the IBC Equity pursuant to a Demand Notice under Section 5.1 hereof if at such time (i) the shares of IBC Equity which Ralston is requesting to be registered pursuant to Section 5.1 hereof constitute less than five percent (5%) of such class or series of the outstanding IBC Securities so requested to be registered or
(ii) such Demand Notice is given within six (6) months after the effective date of any other registration of any IBC Securities under the Securities Act.

          (d) If any Demand Registration involves an underwritten offering, the first lead underwriter, and, subject to the last sentence of this Section 5.1(d), any other underwriter that will administer the offering will be selected by Ralston; provided, however, that such underwriter(s) shall be subject to the approval of IBC which approval shall not be unreasonably withheld. In the event there is one or more co-managers, the first such co-manager shall be selected by IBC, provided that such co-manager shall be subject to the approval of Ralston, which approval shall not be unreasonably withheld.

          (e) If any Demand Registration involves an underwritten offering, then as many shares of IBC Securities that IBC elects may be included in such offering on the same terms and conditions as the IBC Equity; provided, however, that if the managing underwriter(s) advises Ralston and IBC that, in its judgment, the number of shares proposed to be included in such offering should be limited, then the total number of shares to be included in such offering will be determined by the managing underwriter(s) and IBC shall include in such offering
(i) first, all the shares of IBC Equity that Ralston proposes to sell and (ii) second all the shares of IBC Securities that IBC proposes to sell. Except as otherwise provided for in this Agreement or the First Registration Rights Agreement (as hereinafter defined), no person other than Ralston shall be permitted to offer any IBC Securities under any Demand Registration pursuant to this Section 5.1 without the prior written consent of Ralston.

     Section 5.2 Delay of Demand Registration.

          (a) Notwithstanding anything to the contrary in Article V hereof, in the event that IBC determines in its reasonable judgment that it may be advisable to delay filing a Registration Statement described in Section 5.1 hereof or, to withdraw such Registration Statement if such Registration Statement has already been filed, IBC may delay filing such, or withdraw such previously filed, Registration Statement for a period of not more than ninety (90) days from the date of receipt of the request for the Demand Registration if IBC furnishes to Ralston a certificate signed by the Chairman of the Board of IBC stating that IBC has reasonably determined that (i) such a filing would adversely affect any proposed financing or acquisition by IBC or
(ii) such a filing would otherwise represent an undue hardship for IBC; provided, however, that IBC will be responsible for any reasonable out of pocket costs (excluding any decline in the IBC Market Price) which arise out of such delay and IBC will, at the request of Ralston, file or refile, as the case may be, such Registration Statement promptly after IBC, in its judgment, determines that it is no longer advisable to delay filing or to continue the withdrawal of such Registration Statement.

          (b) IBC may not delay filing or refiling, as the case may be, a Registration Statement pursuant to Section 5.2(a) hereof, if following the delay IBC would be required to file audited financial statements other than audited financial statements included in IBC's annual report on Form 10-K, unless IBC agrees to provide such audited financial statements

     Section 5.3 Incidental Registration.

          (a) Right To Include IBC Equity.

               (i) If IBC or any other Person at any time proposes to register any IBC Securities under the Securities Act (other than a registration of securities in connection with a merger, an acquisition, an exchange offer, or an Employee Benefit Plan maintained by IBC or its Affiliates or on Form S-4 or S-8 or any successor or similar form), whether or not for sale for its own account, in a manner which would permit registration of the IBC Equity for sale to the public under the Securities Act, it will give written notice to Ralston (to the extent permitted by such other Person's current contractual registration rights, if any) of its intention to do so and of Ralston's rights under this
     Section 5.3(a)(i), at least thirty (30) calendar days prior to the anticipated filing date of a Registration statement relating to such registration (an "Incidental Notice"). Such Incidental Notice will offer Ralston the opportunity to include in such Registration Statement that number of shares of IBC Equity as Ralston may request. Upon the written request (which request will specify the number of shares of IBC Equity intended to be disposed of by Ralston pursuant to such Registration Statement) of Ralston made within ten (10) calendar days after the receipt of the Incidental Notice, IBC will use its best efforts to effect the registration under the Securities Act of all shares of IBC Equity which IBC has been so requested to register; provided, however, that (A) if such registration involves an underwritten offering, Ralston must sell its IBC Equity requested to be included in such registration to the underwriter(s) selected by IBC on the same terms and conditions as apply to other Persons, including IBC, and (B) if, at any time after receiving a reply from Ralston to an Incidental Notice, and prior to the effective date of the Registration Statement filed in connection with such registration, IBC decides for any reason not to register any shares of IBC Securities, IBC will notify Ralston and thereupon be relieved of its obligation to register any IBC Equity in connection with such registration.

               (ii) No registration, whether or not effected under
     Section 5.3 (a) hereof will relieve IBC of its obligations to effect Demand Registrations under Section 5.1 hereof.

          (b) Priority in Incidental Registrations. If a registration pursuant to Section 5.3(a) hereof involves an underwritten offering and the managing underwriter advises IBC in writing, that, in its opinion, the number of IBC Securities intended to be included in such Registration Statement exceeds the largest number of IBC
Securities which can be sold without having an adverse effect on such offering, including the price at which such securities can be sold or, if in a non-underwritten offering, IBC determines, in its reasonable discretion, to limit the number of securities to be sold, (in either case, the "Marketable Number"), IBC will include in such Registration Statement (i) first, all of the IBC Securities IBC or the Person referred to in the first sentence of Section 5.3(a)(i) proposes to sell for its own account, (ii) second, all of the IBC Securities requested to be included by holders of IBC Securities pursuant to Section 3 of the First Registration Rights Agreement, (iii) third, the IBC Securities requested to be included by Ralston pursuant to
Section 5.3(a) hereof and (iv) fourth, the securities requested to be included by other Persons (but if the number of securities to be registered pursuant to clause (iv) together with the number of securities to be included in such registration pursuant to clauses (i),
(ii) and (iii) of this Section 5.3(b) exceeds the Marketable Number, the number of securities of Persons to be registered pursuant to clause
(iv) shall be allocated pro rata among such Persons on the basis of the relative number of IBC Securities each such Person has requested to be included in such registration).

     Section 5.4 Delay of Incidental Registration. Notwithstanding anything to the contrary in this Article V, in the event that IBC determines in its reasonable judgment that it may be advisable to delay fling a Registration Statement described in Section 5.3 hereof or, to withdraw such Registration Statement if such Registration Statement has already been filed, IBC may delay filing such, or withdraw such previously filed, Registration Statement in accordance with the provisions of Section 5.3(a)(i) hereof.

     Section 5.5 Third Party Registration Rights. The provisions of this Article V are in all cases subject to the contractual registration rights granted by that certain Registration Rights Agreement dated July 23, 1991 (the "First Registration Rights Agreement") by and among IBC, Mezzanine Investment Limited Partnership-8, 1987 Merchant Investment Partnership, Merchant LBO Inc. and GKB IX, L.P. IBC hereby represents and warrants that the First Registration Rights Agreement is the only agreement entered into by IBC or any of its Associates or Affiliates governing the registration of shares of IBC Securities. IBC will not extend, amend or waive any provisions of the First Registration Rights Agreement and will not grant any additional registration rights to any other Person which could limit or restrict the registration rights granted Ralston pursuant to this Agreement.

                                    ARTICLE VI
                              REGISTRATION EXPENSES
                              ---------------------

     Section 6.1 Registration Expenses.

          (a) Subject to Section 5.1(b) of this Agreement, all expenses incident to IBC's performance of or compliance with Articles V and VII of this Agreement to effect five (5) Demand Registrations will be borne by IBC, including, without limitation:

               (i)  all federal registration and filing fees;

               (ii) subject to Section 7.4, fees and expenses of compliance with securities or blue sky laws; provided, however, that IBC will in no event be obligated to pay the fees and disbursements of counsel for the underwriters or Ralston in connection with blue sky qualifications of the IBC Equity under the laws of such jurisdictions as the managing underwriter(s) may designate;

               (iii) printing, messenger, telephone and delivery expenses;

               (iv)  fees and disbursements of legal counsel for IBC;

               (v) fees and disbursements of all independent certified public accountants of IBC;

               (vi)  NASD fees and disbursements of the
     underwriters; provided, however, that in all cases Ralston will pay all costs of discounts, commissions, spreads or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the IBC Equity being sold by Ralston;

               (vii) fees and expenses of other Persons retained by IBC; and

               (viii) listing or quotation fees and expenses required to be made pursuant to Section 7.6 hereof in connection with the Registration Statement.

          (b) Each of IBC and Ralston will pay its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of its annual audit, rating agency fees and fees and expenses of any Person, including special experts retained by IBC or Ralston, respectively.

                                  ARTICLE VII
                            REGISTRATION PROCEDURE
                            ----------------------

     Section 7.1 Ralston Information. Ralston will provide IBC with such information about Ralston and the intended manner of distribution of IBC Equity and otherwise cooperate with IBC and the underwriter(s) as may be necessary in the reasonable opinion of IBC to satisfy any obligation of IBC under this Agreement to register the IBC Equity under federal or state securities laws and otherwise take actions related thereto. In the event of the failure of Ralston to comply with the requirements of the preceding sentence IBC may delay filing such, and withdraw such previously filed, Registration Statement. IBC will file or refile, as the case may be, such Registration Statement promptly following compliance with such requirements by Ralston; provided, however, that Ralston will be responsible for any reasonable out of pocket costs which arise out of such non-compliance. Ralston will immediately notify IBC upon discovery that any information provided by Ralston which is included in the prospectus that is included in a Registration Statement, as then in effect, is untrue in any material respect, or omits to state any material fact required to be stated therein or to make the information stated therein not misleading in the light of the circumstances under which it is presented.

     Section 7.2 Compliance. Each of Ralston and IBC will comply with all rules and regulations of The SEC and applicable state securities or blue sky laws governing, the manner of sale of securities in connection with its Transfer of any of the IBC Equity pursuant to any Registration Statement.

     Section 7.3 Provision of Prospectuses.

          (a) IBC will furnish to Ralston such number of copies of a summary prospectus or other prospectus, including a prospectus subject to completion in conformity with the requirements of the Securities Act, and such other documents as Ralston may reasonably request in writing, in order to facilitate the public sale or other disposition of the IBC Equity included in a Registration Statement.

          (b) At any time when a sale or other disposition of IBC Equity pursuant to a Registration Statement is subject to a prospectus delivery requirement, IBC will notify Ralston of the occurrence of any event that causes the prospectus included in such Registration Statement, as then in effect, to include an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and IBC will use its best efforts, as expeditiously as possible, to either amend the prospectus or otherwise take any actions so that use of the previous prospectus may be legally resumed. Upon receipt of such a notice, Ralston will immediately discontinue all sales or other dispositions of IBC Equity pursuant to the Registration Statement. Ralston may resume such sales or dispositions only upon receipt of an amended prospectus or after Ralston is advised by IBC that the use of the previous prospectus may be legally resumed.

     Section 7.4 Blue Sky Compliance. IBC will use its best efforts to (a) register or qualify the IBC Equity included in a Registration Statement under the securities or blue sky laws of such jurisdictions within the United States as Ralston reasonably requests and (b) do any and all other acts that may be reasonably necessary or advisable to enable Ralston to consummate the public sale or disposition of such securities in such jurisdictions; provided, however, that IBC is not required to consent to, or take any action that would subject it to, general service of process or taxation in any jurisdiction where it is not then so subject, nor qualify to do business in any jurisdiction where it is not then so qualified.

     Section 7.5 Maintenance of Effectiveness. IBC will use its best efforts to prepare and file promptly with the SEC such amendments and supplements to any Registration Statement, and the prospectus used in connection therewith, as may be necessary to keep such Registration Statement continuously effective and in compliance with the Securities Act until the one hundred twentieth (120th) day following the date on which such Registration Statement becomes effective, or until all IBC Equity included in such Registration Statement has been sold, whichever is earlier; provided, however, that IBC will have no obligation under this Section 7.5 to keep effective any Registration Statement during the period following any date on which IBC would be required to file audited financial statements other than the date by which IBC is required to file its next annual report on Form 10-K containing such required audited financial statements.

     Section 7.6 Listing of IBC Equity. IBC will use its best efforts to cause the IBC Equity when issued to be listed on all securities exchanges on which any securities issued by IBC are then listed, or quoted on all automated quotation systems on which any such securities of IBC are then quoted, including, without limitation, entering into appropriate customary agreements (including a listing application and indemnification agreement in customary form).

     Section 7.7 Stop-Orders.  IBC will promptly notify Ralston of
(a) the receipt by IBC of any notification with respect to the issuance by the SEC of any stop-order or order suspending the effectiveness of any Registration Statement covering any IBC Equity or the initiation of any proceedings for that purpose, or (b) the receipt by IBC of any notification with respect to the limitation, restriction or suspension of the offer or sale of IBC Equity in any jurisdiction in which the IBC Equity was qualified to be sold, or the initiation of any proceedings for such purpose. In the event that IBC notifies Ralston of any such event, Ralston will immediately discontinue all sales or other dispositions of IBC Equity pursuant to the Registration Statement until such time that IBC notifies Ralston of the lifting of such stop-order or similar order; provided, however, that such a stop-order or similar order issued by a state securities or blue sky administrator will apply only to offers and sales in such state, unless Ralston is advised otherwise by IBC. IBC, with the cooperation of Ralston, will use its best efforts to contest any such proceedings and to obtain the withdrawal of any such order at the earliest possible date.

                                ARTICLE VIII
                     INDEMNIFICATION AND CONTRIBUTION
                     --------------------------------

     Section 8.1 Indemnification.

          (a) Indemnification by Ralston.

               (i)  Ralston agrees to indemnify and hold harmless
     IBC, its Affiliates and Associates (each such Person being hereinafter referred to as an "IBC Indemnified Party") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) (each a "Loss") arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or preliminary, final or summary prospectus covering any IBC Equity, or in any amendment or supplement thereto, or in any document incorporated by reference into any of the foregoing or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only if, and only to the extent, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to IBC or its representatives by or on behalf of Ralston for use in the preparation of such Registration Statement, preliminary, final or summary prospectus or such amendment or supplement thereto, or such document incorporated by reference. This indemnity will be in addition to any liability which Ralston may otherwise have. Ralston will also indemnify the underwriter(s), selling broker(s), dealer manager(s) and similar securities industry professionals participating in the distribution, their officers and directors and each Person who Controls such Persons, to the same extent as provided above with respect to the indemnification of the IBC Indemnified Party.

               (ii) Ralston also agrees to indemnify and hold harmless any IBC Indemnified Party from and against all Losses arising out of any action or proceeding brought against any IBC Indemnified Party in connection with the distribution or proposed distribution of IBC Equity to the holders of RAL Stock; provided, however, that this Section 8.1(a)(ii) shall not apply to any Losses for which IBC is responsible as provided in Section 8.1(b) of this Agreement.

               (iii) If any action or proceeding (including any governmental investigation or inquiry) is brought or asserted against an IBC Indemnified Party in respect of which indemnity may be sought from Ralston, such IBC Indemnified Party will promptly notify Ralston in writing of the commencement of such action and Ralston shall assume the defense thereof and have primary control over any related suit or proceeding, including the employment of legal counsel and the payment of all expenses in connection therewith; provided, however, that the failure of any IBC Indemnified Party to give notice as provided herein shall not relieve Ralston of its obligations under this Section 8.1(a) except to the extent that Ralston is actually materially prejudiced by such failure to give notice. An IBC Indemnified Party shall have the right to participate in and jointly with Ralston, to the extent that it may wish, and employ separate counsel reasonably satisfactory to such IBC Indemnified Party, provided, however, that Ralston will not be liable to such IBC Indemnified Party for any legal or other expenses subsequently incurred by such IBC Indemnified Party in connection therewith, unless such IBC Indemnified Party shall have been advised by counsel that a conflict of interest between such IBC Indemnified Party and Ralston is likely to exist in respect of such claim.

          (b)  Indemnification by IBC.

               (i)  IBC agrees to indemnify and hold harmless
     Ralston and its Affiliates and Associates (each such person being hereinafter referred to as a "Ralston Indemnified Party") from and against all Losses arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary, final or summary prospectus covering any IBC Equity, or in any amendment or supplement thereto, or in any document incorporated by reference into any of the foregoing or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, except insofar as such Losses arise out of or are based solely upon any such untrue statement or omission or allegation thereof based upon written information provided by or on behalf of Ralston for inclusion in such Registration Statement, preliminary, final or summary prospectus, or such amendment or supplement thereto, or such document incorporated by reference; provided, however, that IBC will not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (A) Ralston failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale of the IBC Equity covered by the Registration Statement to the Person asserting such Loss, and
     (B) the final prospectus would have corrected such untrue statement or omission and provided, further, that IBC will not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or omission in the final prospectus, if such untrue statement or omission is corrected in an amendment or supplement to the final prospectus and if, having previously been furnished by or on behalf of IBC with copies of the final prospectus as so amended or supplemented, Ralston thereafter fails to deliver such prospectus as so amended or supplemented, prior to or concurrently with the sale of the IBC Equity to the Person asserting such Loss who purchased such IBC Equity which is the subject thereof. This indemnity will be in addition to any liability which IBC may otherwise have. IBC will also indemnify the underwriter(s), selling broker(s), dealer manager(s) and similar securities industry professionals participating in the distribution, their officers and directors and each Person who Controls such Persons, to the same extent as provided above with respect to the indemnification of the Ralston Indemnified Party.

               (ii) If any action or proceeding is brought against a Ralston Indemnified Party in respect of which indemnity may be sought against such Ralston Indemnified Party, Ralston will promptly notify IBC in writing of the commencement of such action and IBC will assume the defense thereof and have primary control over any related suit or proceeding, including the employment of legal counsel and the payment of all expenses in connection therewith; provided, however, that the failure of any Ralston Indemnified Party to give notice as provided herein shall not relieve IBC of its obligations under this Section 8.1(b) except to the extent that IBC is actually materially prejudiced by such failure to give notice. A Ralston Indemnified Party shall have the right to participate in and jointly with IBC, to the extent that it may wish, and employ separate counsel reasonably satisfactory to such Ralston Indemnified Party, provided, however, that IBC will not be liable to such Ralston Indemnified Party for any legal or other expenses subsequently incurred by such Ralston Indemnified Party in connection therewith, unless such Ralston Indemnified Party shall have been advised by counsel that a conflict of interest between such Ralston Indemnified and IBC is likely to exist in respect of such claim.

     Section 8.2 Contribution.

          (a) If the indemnification provided for in Section 8.1 hereof is unavailable to an IBC Indemnified Party or Ralston Indemnified Party under Section 8.1(a) or Section 8.1(b) hereof (other than by reason of the exceptions provided in Sections 8.1(a) and 8.1(b)) in respect of any Losses referred to therein, then such indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnified party and each parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by each party as a result of the Losses referred to above will be deemed to include, subject to the limitations set forth in Section 8.1(b) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

          (b) Notwithstanding the provisions of Section 8.2(a) hereof, no Person found to be guilty of fraudulent misrepresentation shall be entitled to contribution from any Person who is not found to be guilty of such fraudulent misrepresentation.

                                ARTICLE IX
                                CALL RIGHTS
                                -----------

     Section 9.1 IBC Call.

          (a) At any time during the one-year period commencing on the fifth anniversary date of this Agreement, IBC shall have the right to acquire all, but not less than all of the IBC Equity then owned by Ralston at a purchase price equal to one hundred and ten percent (110%) of the IBC Market Price of the IBC Equity then owned by Ralston (such right to acquire the IBC Equity is referred to as the "IBC Call").
IBC will notify Ralston of its election to exercise the IBC Call (a "Call Notice"), which Call Notice will contain IBC's notice of election to purchase such shares subject to the IBC Call, the purchase price of the shares subject to the IBC Call calculated in accordance with this Section 9.1(a), and the date estimated for consummation of the purchase and sale (not more than thirty (30) days after the date of the Call Notice). The consummation of the purchase and sale pursuant to this Section 9.1(a) will take place no later than thirty (30) days after the date specified in the Call Notice, subject to the provisions of Section 9.1(b) hereof and subject to any and all waiting periods required under any applicable laws or regulations. IBC may assign the right to purchase such shares subject to the IBC Call to any Person. Any rights to IBC Equity arising pursuant to an IBC Call shall continue in effect during the term hereof unless extinguished by IBC pursuant to a written notice to Ralston affirmatively relinquishing such rights. IBC shall be permitted to relinquish rights to acquire all of the IBC Equity subject to an IBC Call.

          (b) Upon the consummation of a purchase and sale pursuant to Section 9.1(a) hereof:

               (i) Ralston will transfer and deliver to IBC, all of its right, title and interest in and to the IBC Equity then owned by Ralston, free and clear of all liens and encumbrances and will deliver to IBC a certificate(s) evidencing the shares sold duly endorsed, or accompanied by written instruments of transfer in form satisfactory to IBC, duly executed, with evidence of payment of any applicable stock transfer taxes.

               (ii) IBC or its assignee will deliver to Ralston an amount in cash equal to the purchase price of the IBC Equity then owned by Ralston as set forth in the IBC Call.

          (c) The IBC Call shall be exercised within one (1) year following the expiration of the fifth anniversary date of this Agreement, and shall expire if not exercised by such date.

                               ARTICLE X
                         ADDITIONAL COVENANTS
                         --------------------

     Section 10.1 Maintain Listing or Quotation. IBC hereby covenants and agrees that it shall use its best efforts to maintain its listing of IBC Securities on any securities exchanges on which its IBC Securities are currently listed or on which they are listed in the future pursuant to
Section 7.6 hereof and to maintain its quotation of IBC Securities on an any automated quotation systems on which its IBC Securities are currently quoted or on which they are quoted in the future pursuant to Section 7.6 hereto.

     Section 10.2 Board of Directors. IBC hereby covenants and agrees that (a) effective as of the Closing, IBC shall nominate and appoint
William P. Stiritz and Mr. James R. Elsesser to the board of directors of IBC, one to hold office until the 1996 annual meeting of IBC shareholders and one to hold office until the 1997 annual meeting of IBC shareholders, and
(b) the nominee chosen by Ralston to serve in the 1996 class shall be nominated and elected to an additional term of not less than two years at the 1996 annual meeting of IBC shareholders. There will be no obligation of IBC under the terms of this Agreement to nominate any Ralston representatives after such terms expire.

     Section 10.3 No Inconsistent Agreements. IBC hereby covenants and agrees that it shall not enter into any agreements governing the transfer or registration of shares of IBC Securities which would adversely effect Ralston's rights under this Agreement, without Ralston's prior written consent.

     Section 10.4 Preferred Stock. IBC hereby covenants and agrees that during the term of this Agreement, so long as Ralston owns at least 15% of the IBC Securities, IBC shall not issue any Person any shares of preferred stock of IBC which possess voting rights which are greater than the equity interest represented by such shares of preferred stock of IBC.

     Section 10.5 Rule 144 and 144A. IBC hereby covenants and agrees that it will use its reasonable best efforts to file any reports required to be filed by it under the Securities Act and Exchange Act and that it will take such further action as Ralston may reasonably request, all to the extent required from time to time to enable Ralston to sell its IBC Equity (subject to the terms hereof) without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

     Section 10.6 Maximum Allowed Ownership of IBC Securities. Ralston hereby covenants and agrees that on the fifth anniversary of this Agreement its ownership of IBC Securities shall be no more than 14.9% of the total outstanding IBC Securities.

                                 ARTICLE XI
                               MISCELLANEOUS
                               -------------

     Section 11.1 Entire Agreement. This Agreement, constitutes the entire agreement between the parties hereto relative to the subject matter hereof, and supersedes all prior written or oral understandings, agreements, conditions or representations.

     Section 11.2 Headings and Captions. All headings and captions used in this Agreement are for convenience only, and will not be construed to either limit or broaden the language of this Agreement or any particular section.

     Section 11.3 Choice of Law. This Agreement will be governed by and construed under and in accordance with the laws of the State of Missouri, without giving effect to the conflict of laws provisions thereof, except that all matters relating to the internal affairs of IBC shall be governed by and construed under and in accordance with the General Corporation Law of Delaware.

     Section 11.4 Venue. Any action or legal proceedings to enforce this Agreement or any of its terms, or for indemnification and the recovery of losses as provided for in this Agreement by a party, may be brought and prosecuted in such court or courts located in the Eastern or Western District of Missouri as provided by law, and the parties to this Agreement consent to the jurisdiction of said court or courts and to service of process by registered mail, return receipt requested, or by any other manner provided by Missouri law.

     Section 11.5 Notices. Any notice or other communication required or permitted hereunder is deemed delivered when delivered in person, when transmitted by telecopier (which will also be sent concurrently by certified or registered mail), on the next Business Day when sent by Federal Express or a similar overnight delivery service, or on the third Business Day when sent by registered or certified U.S. mail service as follows:

     If to Ralston or VCS:   Office of the Chief Executive Officer
                             Ralston Purina Company
                             Checkerboard Square
                             St. Louis, MO 63164

     With a Copy to:         Office of the General Counsel
                             Ralston Purina Company
                             Checkerboard Square
                             St. Louis, MO 63164
                             Attn: James M. Neville, Esq.

     If to IBC:              Office of the Chief Executive Officer
                             Interstate Bakeries Company
                             12 East Armour Boulevard
                             Kansas City, MO 64111

     With Copies to:         Office of the General Counsel
                             Interstate Bakeries Company
                             12 East Armour Boulevard
                             Kansas City, MO 64111
                             Attn: Ray Sandy Sutton, Esq.

                             Shook, Hardy & Bacon P.C.
                             One Kansas City Place
                             1200 Main Street, Suite 3100
                             Kansas City, MO 64105
                             Attn: Jennings J. Newcom, Esq.

The parties to this Agreement will promptly notify each other in the manner provided in this Section 11.5 of any change in their respective addresses. A notice of change of address will not be deemed to have been given until received by the addressee.

     Section 11.6 Amendments. No changes, modifications, amendments or additions will be valid unless such be made in writing and signed by or on behalf of each party.

     Section 11.7 Extended Meanings. Words importing the singular number include the plural and vice versa, and words importing the masculine gender include the feminine and neuter genders.

     Section 11.8 Assignments. In addition to the specific assignment rights set forth herein, IBC has the right to assign any and all of its rights or obligations under this Agreement to the surviving entity in a merger, consolidation, combination or other corporate transaction involving IBC which agrees in writing with Ralston to be bound by the terms hereof Except as otherwise provided herein, Ralston may not assign any of its rights or obligations hereunder to any Person.

     Section 11.9 Severability. The invalidity or unenforceability of any provision hereof in any jurisdiction will not affect the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. To the extent permitted by applicable law, each party waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect. If any term, provision, covenant or restriction in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the parties hereto will use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction and the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect, in order to achieve the intent of the parties to the extent possible.

     Section 11.10 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which is deemed an original, but all of which together constitutes a single agreement, and it is not necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     Section 11.11 Remedies Cumulative. Except as otherwise expressly limited herein, the remedies given to any party by this Agreement are in addition to all remedies under any statute or rule of law. Any forbearance or failure or delay in exercising any remedy hereunder is not deemed to be a waiver of any other remedy a party may have under this Agreement.

     Section 11.12 Binding Agreement. This Agreement will be deemed effective and legally binding upon the parties when it has been executed and delivered by all parties hereto. This Agreement will inure to the benefit of the parties hereto and their permitted successors and assignees.

     Section 11.13 Recapitalizations, Exchanges, Etc., Affecting
IBC Securities. The provisions of this Agreement apply to the full extent set forth herein with respect to the IBC Equity, to any and all shares of capital stock of IBC or any successor or assign of IBC (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, IBC Equity and will be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

     Section 11.14 Other Agreements.  Nothing contained in this
Agreement will be deemed to be a waiver of, or release from, any obligations any party hereto may have under any other agreement, including, without limitation, the Purchase Agreement.

     Section 11.15 Term., Effectiveness.  The term of this
Agreement will begin'(and this Agreement will become effective) upon the date hereof and will continue until the date which is five (5) years from the date hereof; provided, however, that Article IX and Section 2.1 shall survive until the date which is six (6) years from the date hereof. The provisions of Articles VI and VIII hereof shall survive the termination of this Agreement.

     Section 11.16 Enforcement. Each of IBC and Ralston agrees that any breach of the provisions contained in this Agreement by IBC and/or Ralston would cause irreparable harm to the other and its Affiliates and, therefore, notwithstanding any right of IBC and/or Ralston to recover monetary damages with respect to any such breach as set forth in (a) this Agreement or (b) at law, IBC and Ralston will each be entitled to equitable relief to enjoin any threatened or continuing breach of the other hereof and, in the event of any action for specific performance, each party shall waive the defense that a remedy at law would be adequate. If the scope of any restriction contained in this Agreement is too broad to permit enforcement to its full extent, then such restriction will be enforced to the maximum extent permitted by law in the manner provided in
Section 11.9 hereof. Nothing herein stated will be construed as prohibiting any party from pursuing any other remedies available to that party for a breach hereunder, including recovery of damages.

     Section 11.17 Confidentiality. Each of Ralston and IBC acknowledges that the other would be irreparably damaged if confidential knowledge of its business and affairs were disclosed or utilized on behalf of any Person. Each of IBC and Ralston covenants and agrees not to disclose or use any such confidential information of the other unless such information has been made available to the public generally (other than in violation of this Section 11.17) or IBC and/or Ralston is required to disclose such information by a governmental body or regulatory agency or by law in connection with a transaction that is not otherwise prohibited hereby. Performance by IBC and Ralston of their respective obligations under this
Section 11.17 shall be in accordance with the provisions set forth on Exhibit A attached hereto, which Exhibit is incorporated herein and made a part hereof.

     Section 11.18 Fiduciary Accounts. IBC and Ralston each acknowledge and agree that this Agreement shall apply only to the IBC Securities owned by Ralston for its own account and does not apply to any IBC Securities which may be deemed to be beneficially owned or controlled by Ralston or its Affiliates and which shares are held in fiduciary accounts in connection with any pension plans, profit sharing plans or other employee benefit plans or held in any other fiduciary accounts.





     IN WITNESS WHEREOF the parties have executed this Agreement by an officer thereunto duly authorized, all as of the day and year first above written.


ATTEST:                                 INTERSTATE BAKERIES CORPORATION



By:	/s/ Ray Sandy Sutton		By:	/s/ Paul E. Yarick
        --------------------                    ------------------
        Its Secretary                           Its Vice President



ATTEST:                                 RALSTON PURINA COMPANY, on its
                                        behalf and on behalf of its Affiliates


By:     /s/ N.E. Hamilton               By:     /s/ James M. Neville
        -----------------------                 --------------------
        Its Assistant Secretary                 Its Vice President



ATTEST:                                 VCS HOLDING COMPANY


By:     /s/ N.E. Hamilton               By:     /s/ T.L. Grosch
        -----------------------                 ---------------
	Its Assistant Secretary			Its Secretary





                                 EXHIBIT A




                                 Exhibit  A

     For purposes of Section 11.17 of the Shareholder Agreement by and among Interstate Bakeries Corporation, Ralston Purina Company and VCS Holding Company, the following provisions shall apply:

     1. "Confidential Information" shall include all information provided heretofore or hereafter by either Ralston or IBC (individually, a "Company" and collectively, the "Companies") or their representatives, Affiliates, advisors officers, directors, employees or agents ("Representatives"), to the other. The term "Confidential Information" also will include any analyses, studies or other documents prepared by Representatives of a Company containing or based in whole or in part on any information furnished to the other. Confidential Information shall not include information which (i) becomes generally available to the public other than as a result of a disclosure in violation hereof by a Company or its Representatives, (ii) was in the possession of a Company on a non-confidential basis prior to its disclosure or (iii) becomes available to a Company on a non-confidential basis from a source other than the other Company, which source is entitled to make the disclosure without violation of any obligation of confidentiality to a Company or other party.

     2. Each Company recognizes and acknowledges the competitive value and the confidential and proprietary nature of the Confidential Information and the damage that could result to the other Company if information contained therein is disclosed to any third party. Each Company agrees that it will not use the Confidential Information in any manner that is competitive with or detrimental to the business or operations of the other Company. Each Company further agrees that it will not disclose any of the Confidential Information to any person or entity without the prior written consent of the other Company; provided, however, that there may be a disclosure of such information to such of its Representatives that need to know such information in connection with any transactions between the Companies or for valid business reasons which do not otherwise violate the provisions of this agreement. Each Company acknowledges that its Representatives are bound hereto to the same extent as each Company as if there were parties hereto, and each Company shall be responsible for any breach hereof by any of its Representatives.

     3. Each Company agrees that a breach of the provisions hereof may give rise to irreparable injury to the other Company that cannot be compensated for adequately by monetary damages. Consequently, each Company shall be entitled from the other Company, in addition to all other remedies available, to injunctive and other equitable relief to prevent a breach hereof and to secure the enforcement hereof in any court of competent jurisdiction in the United States or any state thereof.

     4. Each Company hereby acknowledges that it is aware, and will advise its Representatives and financing sources who are informed as to the matters which are the subject hereof, that the federal and state securities law prohibit any person who has received material, non-public information concerning the matters that are related hereto from purchasing or selling securities of the Companies or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

     5. If either Company is requested or becomes legally compelled to disclose any of the Confidential Information, such Company agrees that it will provide the other Company with prompt written notice of such request so that the other Company may seek a protective order. In the event that such protective order or other remedy is not obtained, the Company agrees to furnish only that portion of the Confidential Information and other information that it is legally obligated to disclose.

     6. At either Company's request, the other agrees to promptly return or, at such Company's option, to destroy the Confidential Information and all copies thereof. All copies, extracts or other reproductions in whole or in part thereof shall be destroyed and not retained by the other Company or its representatives in any form or for any reason, and such destruction shall be certified in writing to the requesting Company by an authorized officer supervising such destruction. All documents, pleadings, court filings, memoranda, notes and other writings whatsoever prepared by the other Company or its representatives based on the Confidential Information (except, in the case of pleadings and court filings, to the extent reasonably required for proper record keeping purposes) shall be destroyed, and such destruction shall be certified in writing to the requesting Company by an authorized officer supervising such destruction.

     7. If any provision hereof or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions and the application of such provision to other persons or circumstances shall not be affected thereby. To the fullest extent possible the court finding such provision invalid, illegal or unenforceable shall modify and construe the provisions as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to each of the Companies and their Representatives within the bounds of validity, legality and enforceability.

     8. The provisions hereof shall continue in effect throughout the term of the Shareholder Agreement.





                      SUPPLEMENT TO SHAREHOLDER AGREEMENT

                                                                  July 25,1995


     In conjunction with the execution of the Shareholder Agreement by and among Interstate Bakeries Corporation ("IBC"), Ralston Purina Company and VCS Holding Company of even date herewith (the "Shareholder Agreement"), subject to the restriction in the following paragraphs, it is agreed by the parties hereto that officers, directors and employees of Ralston who are or would be deemed to be Affiliates of Ralston under the Shareholder Agreement will be allowed to acquire IBC Securities during the term of the Shareholder Agreement without Ralston violating Sections 2.1(a) or 2.1(b) of the Shareholder Agreement.

     The preceding paragraph is subject to the restriction that under no circumstances during the term of the Shareholder Agreement shall IBC Securities acquired in reliance hereof by such officers, directors or employees who are or would be deemed to be Affiliates result in such individuals owning in the aggregate, at any time during the term of the Shareholder Agreement, more than 2% of the total outstanding shares of the IBC Securities. In addition, any acquisitions of IBC Securities by such officers, directors and employees in reliance hereof shall not be made at the direction of or in concert with Ralston.

     Ralston shall be under no obligation to attempt to prevent such individuals from independently acquiring IBC Securities unless Ralston becomes aware by any means, including notification by IBC, that a proposed purchase would result in the 2% threshold being exceeded. In the event that Ralston becomes aware or is notified by IBC that the 2% threshold has been exceeded at any time during the term of the Shareholder Agreement, then Ralston will use its reasonable best efforts to cause the individual or individuals who last purchased IBC Securities which resulted in the 2% threshold being exceeded to divest a sufficient number of shares of IBC Securities so as to decrease the aggregate ownership of all of such officers, directors and employees below the 2% threshold. Ralston shall further request such officers, directors and employees to refrain from purchasing such IBC Securities until such time that IBC has notified Ralston that the risk of exceeding the 2% threshold has sufficiently diminished.

     If the Chief Executive Officer of IBC notifies RPC that the number of shares of IBC Securities owned by such officers, directors and employees who are or would be deemed to be Affiliates of Ralston continues to exceed the 2% threshold, whether on a continuous or recurrent basis, then Ralston shall immediately take such action necessary (including the delivery of one of its Demand Notices) to divest at least that number of shares of IBC Securities equal to the greatest number of shares owned by such officers, directors and employees who would be deemed to be Affiliates in excess of the 2% threshold in the prior 60 days.

     Nothing herein shall be deemed a modification or amendment of any of the definitions of the Shareholder Agreement. Except for the consent of IBC to the purchase of IBC Securities by Persons who are or would be deemed to be Affiliates of Ralston, none of the other terms or provisions of the Shareholder Agreement are amended or modified hereby. Nothing herein shall be deemed to be a pre-approval by IBC or its Board of Directors of any purchases of IBC Securities by such officers, directors or employees for purposes of Section 203 of the Delaware General Corporation Law or Article NINTH of the Certificate of Incorporation of IBC, as amended.

                                            INTERSTATE BAKERIES CORPORATION

                                            By: /s/ Paul E. Yarick
                                                ------------------
                                                Its Vice President


                                            RALSTON PURINA COMPANY

                                            By: /s/ James M. Neville
                                                --------------------
                                                Its General Counsel,
                                                Vice President and
                                                Secretary


                                            VCS HOLDING COMPANY

                                            By: /s/ T L Grosch
                                                --------------
                                                Its Secretary







                  Interstate Bakeries Corporation Letterhead





                                 July 3, 1997




Mr. James Elsesser
Vice President and CFO
Ralston Purina Company
Checkerboard Square - Floor 15T
St. Louis, MO 63102

Dear Mr. Elsesser:

     This letter amends the Shareholder Agreement dated July 22, 1995 by and among Interstate Bakeries Corporation ("IBC"), Ralston Purina Company ("Ralston") and VCS Holding Company (the "Shareholder Agreement").

     The parties agree that if the consummation of the SAILS transaction occurs between July 22, 1997 and August 15, 1997, then certain provisions of the Shareholder Agreement shall be deemed amended as set forth below. If the SAILS transaction is consummated prior to July 22, 1997 or is not consummated by August 15, 1997, then the Shareholder Agreement shall not be deemed to be amended as set forth below.

     1. The phrase "until the sixth anniversary date of this Agreement" in Section 2.1 of the Shareholder Agreement shall be replaced with "until 24 days after the sixth anniversary date of this Agreement."

     2. The phrase "commencing on the fifth anniversary date of this Agreement" in Section 9.l(a) of the Shareholder Agreement shall be replaced with "commencing on the 24th day after the fifth anniversary of the date of this Agreement."

     3. The phrase "within one (1) year following the expiration of the fifth anniversary date" in Section 9.1(c) of the Shareholder Agreement shall be replaced with "within one (1) year and 24 days following the expiration of the fifth anniversary date."

     4.  The phrase "on the fifth anniversary date of this Agreement" in
         Section 10.6 of the Shareholder Agreement shall be replaced with "on the 24th day after the fifth anniversary date of this Agreement."

     5.  The phrase "which is five (5) years from the date hereof," in
         Section 11.15 of the Shareholder Agreement shall be replaced with "which is five (5) years and 24 days from the date hereof" and the phrase "which is six (6) years from the date hereof" in
         Section 11.15 shall be replaced with "which is six (6) years and 24 days from the date hereof."

     If the foregoing is acceptable to you, please indicate by signing two of the originals of each of this letter where indicated and return them to us.


                                                INTERSTATE BAKERIES CORPORATION


						/s/ Ray Sandy Sutton
                                                ------------------------
                                                By:     Ray Sandy Sutton
                                                Title:  Vice President

RALSTON PURINA COMPANY



/s/ James R. Elsesser
------------------------------
By:	James R. Elsesser
Title:	Vice President and CFO

cc:	James M. Neville, Esq.
	General Counsel
	Ralston Purina Company
	Checkerboard Square
	St. Louis, MO 63102

        Paul E. Yarick
        Vice President and Treasurer
        Interstate Bakeries Corporation
        12 East Armour Boulevard
        Kansas City, MO 64111


                     AMENDMENT TO SHAREHOLDER AGREEMENT

     This Amendment to the Shareholder Agreement, dated as of March 30, 2000 ("Amendment"), is made by and among Interstate Bakeries Corporation, a Delaware corporation ("IBC"), Ralston Purina Company, a Missouri corporation ("Ralston"), and Tower Holding Company, Inc., a Delaware corporation and wholly-owned subsidiary of Ralston, and successor to VCS Holding Company ("VCS"), for the purpose of amending and supplementing the Shareholder Agreement by and among IBC, Ralston and VCS, dated July 22, 1995 (the "Shareholder Agreement"), as supplemented and amended by the Supplement to Shareholder Agreement by and among IBC, Ralston and VCS, dated July 25, 1995 (the "Supplement Agreement"). Defined terms used herein without definition shall have the meanings ascribed to them in the Shareholder Agreement.

                                 WITNESSETH:

     WHEREAS, IBC and Ralston entered into the Shareholder Agreement to provide certain rights and restrictions with respect to the IBC Equity owned by Ralston; and

     WHEREAS, the parties have agreed to extend the term of the Shareholder Agreement and to make certain amendments to the provisions of the Shareholder Agreement; and

     WHEREAS, the parties agree that by entering this Amendment they acknowledge and confirm that they will continue to be bound by the terms of the Shareholder Agreement, as previously amended and supplemented by the Supplement Agreement and by this Amendment;

     NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, the parties agree as follows:

1. Except as specifically provided in, and as amended by, this Amendment, the rights and restrictions with respect to the IBC Equity set forth in the Shareholder Agreement and the Supplement Agreement shall continue during the term hereof.

2. The recital paragraph of the Shareholder Agreement is hereby deleted and replaced with the following:

     "THIS SHAREHOLDER AGREEMENT dated July 22, 1995 (the "Agreement"), is made by and among INTERSTATE BAKERIES CORPORATION, a Delaware corporation ("IBC"), RALSTON PURINA COMPANY, a Missouri corporation ("Ralston") and VCS HOLDING COMPANY, a Delaware corporation and a wholly-owned subsidiary of Ralston ("VCS")."

3. The first WHEREAS clause of the Shareholder Agreement is hereby amended by substituting "Ralston" for "RPC" in the second line.

4. Section 1.29 of the Shareholder Agreement is hereby deleted and replaced with the following:

     "Section 1.29 RAL Stock. "RAL Stock means Ralston's $.10 par value Common Stock, or any other class of common stock of Ralston at any time outstanding."

5.   Section 1.33 of the Shareholder Agreement is deleted.

6. The introductory sentence to Section 2.1 of the Shareholder Agreement is hereby deleted and replaced with the following:

     "Section 2.1 Standstill Covenants. Unless specifically requested or permitted in writing in advance by the Chairman of the Board of IBC or unless otherwise permitted in this Agreement, Ralston agrees that until August 1, 2006, neither it nor any of its Affiliates will, directly or indirectly:"

7. The introductory language before "(i)" in Section 2.3 of the Shareholder Agreement is hereby deleted and replaced with the following:

     "Section 2.3 Voting of IBC Equity. Ralston agrees that during the term of this Agreement, with respect to the election of directors of IBC, each class of IBC Equity owned by Ralston and its Affiliates shall be voted."

8. Section 3.1 of the Shareholder Agreement is hereby deleted and replaced with the following:

     "Section 3.1 Restrictions of Transfer. During the term of this Agreement, Ralston agrees that it will not, and it will cause each of its Affiliates who have acquired IBC Equity under this Agreement, or who may acquire IBC Equity pursuant to Section 3.2(b) of this Agreement, not to Transfer any IBC Equity except as permitted by or in accordance with this Agreement."

9. Section 4.1(a) of the Shareholder Agreement is hereby deleted and replaced with the following:

     "(a) Except for Transfers permitted by Section 3.2(a) and (b), and Transfers to a Person making a tender offer for outstanding IBC Equity which is recommended to shareholders of IBC by the board of directors of IBC, during the term of this Agreement, Ralston and its Affiliates shall not sell any shares of IBC Equity to any Person unless it has first made an offer (the "First Offer") to sell such shares to IBC in accordance with this Article IV and such First Offer shall have been rejected or not accepted within the Applicable Acceptance Period (as hereinafter defined); provided, however, that if Ralston or any of its Affiliates propose to sell a specified number of shares of IBC Equity pursuant to a Transfer permitted by Section 3.2(f) and the First Offer shall have been rejected by IBC, the proposed Transfer by Ralston or its Affiliates may proceed at any time thereafter under Rule 144 without regard to the 20 day period referenced in Section 4.1(d)."

10. Section 4.2 of the Shareholder Agreement is hereby deleted and replaced with the following:

     "Section 4.2 Purchase of the Offered Shares. In the event IBC rejects the First Offer or fails to deliver a Notice of Exercise within the Applicable Acceptance Period, then Ralston may proceed with the Transfer pursuant to Articles V, VI, VII and VIII hereof, if applicable; provided that, a Person upon purchasing such shares from Ralston will not own more than fifteen percent (15%) of the outstanding IBC Equity."

11. Sections 5.1(c), (d) and (e) of the Shareholder Agreement are hereby deleted and replaced with the following:

     "(c) IBC will be obligated to effect only one (1) Demand Registration under Section 5.1 hereof; provided, however, that IBC will not be required to register the IBC Equity pursuant to a Demand Notice under
     Section 5.1 hereof if at such time (i) the shares of IBC Equity which Ralston is requesting to be registered pursuant to Section 5.1 hereof constitutes less then five percent (5%) of such class or series of the outstanding IBC Securities so requested to be registered or (ii) such Demand Notice is given within six (6) months after the effective date of any other registration of any IBC Securities under the Securities Act."

     "(d) Any Demand Registration to be effective pursuant to this
     Article V shall only be accomplished in an underwritten offering which is designed to cause the widespread distribution and sale of such underwritten securities. The first lead underwriter, and, subject to the next sentence of this Section 5.1(d), any other underwriter that will administer the offering will be selected by Ralston; provided, however, that such underwriter(s) shall be subject to the approval of IBC, which approval shall not be unreasonably withheld. In the event there is one or more co-managers, the first such co-manager shall be selected by IBC, provided that such co-manager shall be subject to the approval of Ralston, which approval shall not be unreasonably withheld. Ralston agrees to use reasonable efforts in connection with any Demand Registration to assure the widespread distribution and sale of such underwritten securities and Ralston agrees to request that the underwriters use reasonable efforts to assure the widespread distribution and sale of such underwritten securities."

     "(e) In any such Demand Registration there may be included as many shares of IBC Securities that IBC elects to be included on the same terms and conditions as the IBC Equity; provided, however, that if the managing underwriter advises Ralston and IBC that, in its judgment, the number of shares proposed to be included in such offering should be limited, then the total number of shares to be included in such offering will be determined by the managing underwriter and IBC shall include in such offering (i) first, all the shares of IBC Equity that Ralston proposes to sell and (ii) second all the shares of IBC Securities that IBC proposes to sell. Except as otherwise provided for in this Agreement or the First Registration Rights Agreement (as hereinafter defined), no person other than Ralston shall be permitted to offer any IBC Securities under any Demand Registration pursuant to this Section 5.1 without the prior written consent of Ralston."

12. The first sentence of Section 9.1(a) of the Shareholder Agreement is hereby deleted and replaced with the following:

     "(a) At any time during the one-year period commencing on August 1, 2005, IBC shall have the right to acquire all, but not less than all, of the IBC Equity then owned by Ralston and its Affiliates at a purchase price equal to one-hundred and ten percent (110%) of the IBC Market Price of the IBC Equity then owned by Ralston and its Affiliates (such right to acquire the IBC Equity is referred to as the "IBC Call").

13. Section 9.1(c) of the Shareholder Agreement is hereby deleted and replaced with the following:

     "(c) The IBC Call shall be exercised within one (1) year following August 1, 2005, and shall expire if not exercised by such date."

14.  Section 10.2 of the Shareholder Agreement is hereby deleted.

15. Section 10.6 of the Shareholder Agreement is hereby deleted and replaced with the following:

     "Section 10.6  Maximum Allowed Ownership of IBC Securities.
     "(a) Ralston agrees that if it has not sold the IBC Equity owned by Ralston and its Affiliates prior to August 15, 2000 it shall cause the principal amount of each Stock Appreciation Income Linked Securities ("SAILS") related to its 7% Exchangeable Notes Due August 1, 2000 to be mandatorily exchanged into shares of IBC Stock and not into cash or other consideration."

     "(b) Ralston agrees that between the execution of this Amendment and September 30, 2000, Ralston shall sell, or Ralston shall cause its Affiliates to sell, shares of IBC Equity equal to the amount of IBC Equity that Ralston and its Affiliates hold in excess of twenty (20%) of the IBC Securities outstanding on September 30, 2000, such sales being made pursuant to the terms of the Shareholder Agreement."

     "(c) Ralston covenants and agrees that by August 1, 2004, the ownership of IBC Securities by Ralston and its Affiliates shall be not more than 15% of the then total outstanding IBC Securities."

     "(d) Ralston covenants and agrees that by August 1, 2005 the ownership of IBC Securities by Ralston and its Affiliates shall be not more than 10% of the then total outstanding IBC Securities."

     "(e) In the event that the SAILS are not exchanged into shares of IBC Stock by August 15, 2000 or that Ralston and its Affiliates do not accomplish the complete sale (or exchange in the case of the SAILS) of IBC Equity provided for in (a), (b), (c), or (d) above by the prescribed dates, IBC shall thereafter be entitled to purchase at one time or from time to time, all or any portion of the unsold IBC Equity owned by Ralston and its Affiliates which would otherwise be required to be sold (or the number of shares of IBC Stock resulting from the exchange of SAILS in the case of (a) above at a purchase price equal to the IBC Market Price of the IBC Equity."

16. The first sentence of Section 11.15 of the Shareholder Agreement is hereby deleted and replaced with the following:

     "Section 11.15 Term; Effectiveness. The term of this Agreement will begin (and this Agreement will become effective) upon the date hereof and will continue until August 1, 2005; provided, however, that
     Article IX and Section 2.1 shall survive until August 1, 2006."

17.  A new Section 11.19 is added to the Shareholder Agreement, as follows:

     "Section 11.19 Certain Matters Concerning Affiliates. For purposes of Sections 2.3, 9.1(a) and 10.6, it is understood and agreed that the term "Affiliates" shall only be deemed to apply to entities Controlled by Ralston.

18. In all other respects, the parties hereby agree that the Shareholder Agreement, and the Supplement Agreement, shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties have executed this Amendment to Shareholder Agreement and Supplement Agreement as of the 30th day of March, 2000.


INTERSTATE BAKERIES CORPORATION
/s/ Ray Sandy Sutton
------------------------
By: Ray Sandy Sutton



RALSTON PURINA COMPANY
/s/ James M. Neville
------------------------
By: James M. Neville



TOWER HOLDING COMPANY, INC.
/s/ Nancy E. Hamilton
-------------------------
By: Nancy E. Hamilton